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                                                                      Exhibit 10

                             EMPLOYMENT AGREEMENT

       EMPLOYMENT AGREEMENT dated as of February 21, 2001, by and between Efficient Networks, Inc. with its principal place of business at 4849 Alpha Road, Dallas, Texas 75244 (the "Company"), and Kenneth M. Siegel (the "Executive").

       WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of February 21, 2001 (the "Merger Agreement"), among Siemens Corporation, a Delaware corporation ("Siemens"), Memphis Acquisition Inc., a Delaware corporation ("Acquisition"), and the Company, Acquisition will be merged with and into the Company (the "Merger") and the Company will be the surviving corporation in the Merger.

       WHEREAS, the Executive's stock in the Company will be acquired by Siemens in connection with the Merger.

       WHEREAS, the Executive has been employed by the Company, and the Company wishes to offer continuing employment to the Executive in connection with the Merger and the Executive wishes to accept such offer, on the terms set forth below.

       Accordingly, the parties hereto agree as follows:

1.     Term.  The Company hereby employs the Executive, and the Executive hereby
       ----
accepts such employment, for an initial term commencing as of the Effective Time (as defined in the Merger Agreement) and ending on the first anniversary of such date, unless sooner terminated in accordance with the provisions of Section 4 or
Section 5 (the "Term"). The parties agree that 180 days prior to the expiration of the initial Term, they shall negotiate in good faith regarding whether to extend the initial Term of the Agreement.

2.     Duties. During the Term, the Executive shall initially be employed by the
       ------
Company as Vice President, Business Development for Access Solutions, and as such, the Executive shall faithfully perform for the Company the duties of said office and shall perform such other duties of an executive and managerial nature consistent with such office as shall be specified and designated from time to time by Mark Floyd, or his successor, and the Board of Directors of the Company (the "Board"). The Executive shall devote substantially all of his business time and effort to the performance of his duties hereunder.

3.     Compensation.
       ------------

       3.1.  Base Salary.  The Company shall pay the Executive during the Term a
             -----------
base salary at the rate of $250,000 per annum (the "Annual Salary"), in accordance with the customary payroll practices of the Company applicable to senior executives. The Annual Salary shall be reviewed at least annually by the Compensation Committee of the Board (the "Compensation Committee"), but shall not be decreased during the Term.

       3.2.  Annual Bonus. During the Term, in addition to the Annual Salary,
             ------------
the Executive shall participate in the Company's annual cash bonus program and shall have the opportunity to earn an annual bonus in a maximum amount of up to 60% of the Executive's Annual Salary based on the achievement of certain individual and corporate performance measures, as determined by the Compensation Committee.

       3.3.  Retention Program. The Executive shall be eligible to participate
             -----------------
in the Efficient Networks Retention Plan ("MRP") in accordance with its terms. The Executive shall receive an allocation of $2,500,000 under the MRP. Certain of the material terms of the MRP are outlined on
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Schedule 1 hereto. The Executive acknowledges that he is not eligible to participate in the Efficient Networks Discretionary Retention Plan.

       3.4.  Benefits - In General.  The Executive shall be entitled during the
             ---------------------
Term to participate in any group life, hospitalization or disability insurance plans, health programs, retirement plans, fringe benefit programs and similar benefits that may be available to other senior executives of the Company or its affiliates generally, on the same terms as such other executives, in each case to the extent that the Executive is eligible under the terms of such plans or programs, which plans and programs shall generally provide a level of benefits that is at least as favorable as the benefits provided by the Company or its affiliates on the date hereof.

       3.5.  Expenses.  The Company shall pay or reimburse the Executive for all
             --------
ordinary and reasonable out-of-pocket expenses actually incurred (and, in the case of reimbursement, paid) by the Executive during the Term in the performance of the Executive's services under this Agreement in accordance with the ordinary policies of the Company with respect to reimbursement of senior executives for such expenses.

       3.6.  Vacation. The Executive shall be entitled to four weeks of vacation
             --------
annually.

4.     Termination upon Death or Disability.  If the Executive dies during the
       ------------------------------------
Term, the Term shall terminate as of the date of death, and the obligations of the Company to or with respect to the Executive shall terminate in their entirety upon such date except as otherwise provided under this Section 4. If the Executive becomes disabled for purposes of the long-term disability plan of the Company for which the Executive is eligible, the Company shall have the right, to the extent permitted by law, to terminate the employment of the Executive upon notice in writing to the Executive. Upon termination of employment due to death or disability, the Executive (or the Executive's estate or beneficiaries in the case of the death of the Executive) shall be entitled to receive (i) any Annual Salary and other benefits earned under this Agreement but unpaid prior to the termination of the Executive's employment, (ii) a pro-rata payment of the Executive's target annual bonus through the date of the termination of the Executive's employment due to death or disability, (iii) payment in respect of accrued but unused vacation time prior to the termination of the Executive's employment and (iv) reimbursement for expenses properly incurred prior to the termination of the Executive's employment. In addition, upon a termination due to death or disability, the Executive shall receive payment, at the time awards under the MRP are otherwise paid, of 100% of the MRP award, to the extent not previously paid. The Executive (or, in the case of his death, his estate and beneficiaries) shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder except as required by law.

5.     Certain Terminations of Employment.
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       5.1.  Termination by the Company for Cause.
             ------------------------------------

             (a)   For purposes of this Agreement, "Cause" shall mean the
Executive's: (i) commission of a felony, a crime of moral turpitude or dishonesty, or any crime involving the Company; (ii) engagement in the performance of his duties hereunder (or otherwise to the detriment of the Company) in willful misconduct, willful neglect, fraud, misappropriation or embezzlement; (iii) willful and continued failure to substantially perform the Executive's duties (to the extent capable of being performed by the Executive by exercising commercially reasonable efforts) or to follow the Company's written policies and practices, which failure is not cured within 30 days after written notice specifying the acts or omissions that constitute such failure is provided to the Executive; or (iv) breach in any material respect of this Agreement, which breach is not cured (to the extent curable) within 30 days after written notice thereof is provided to the Executive.

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             (b)   The Company may terminate the Executive's employment
hereunder for Cause. If the Company terminates the Executive for Cause, the Executive shall receive (i) any Annual Salary and other benefits earned under this Agreement but unpaid prior to the termination of the Executive's employment (but excluding any accrued bonuses not yet paid), (ii) payment in respect of accrued but unused vacation time prior to the termination of the Executive's employment and (iii) reimbursement for expenses properly incurred prior to the termination of the Executive's employment. In such event, the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder or under the MRP.

       5.2.  Termination by the Company Without Cause; Termination by the
             ------------------------------------------------------------
Executive for Good Reason.
-------------------------

       (a) The Company may terminate the Executive's employment at any time for any reason or no reason, subject to the approval of the Board. If the Company terminates the Executive's employment and the termination is not covered by Section 4 or 5.1 or the Executive terminates service for "Good Reason", (i) the Executive shall receive (w) Annual Salary and other benefits earned under this Agreement but unpaid prior to the termination of the Executive's employment, (x) a pro-rata payment in respect of target bonus accrued through the termination of the Executive's employment, (y) payment in respect of accrued but unused vacation time prior to the termination of the Executive's employment and (z) reimbursement for expenses properly incurred prior to the termination of the Executive's employment; (ii) the Executive shall continue to receive payment of 100% of Annual Salary (as in effect immediately before such termination) and shall receive reimbursement for his COBRA premiums with respect to medical and dental benefits for one year following the termination of the Executive's employment; and (iii) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder; provided that the Company's obligations with respect
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to the payments and benefits provided for in this Section 5.2(a) are conditioned upon the Executive's execution of a Separation Agreement and General Release in the standard form then used by the Company. In addition, upon a termination of the Executive's employment without Cause or the Executive terminates employment for Good Reason, the Executive shall receive payment, at the time awards under the MRP are otherwise paid, of 100% of the MRP award, to the extent not previously paid. It is expressly understood and agreed that any payment made pursuant to this Section 5.2(a) shall be in lieu of any other payments that may otherwise be due to the Executive under any severance or separation agreement, plan, program or policy of the Company.

       (b) For purposes of this Agreement, "Good Reason" shall mean (i) a material reduction in the Executive's duties and responsibilities that occurs following the Effective Time (provided that reductions in duties and responsibilities that result from the Company no longer being a public reporting company under the Securities Exchange Act of 1934, shall not constitute, by itself, a material reduction in the Executive's duties and responsibilities),
(ii) a material breach by the Company of the terms and provisions of this Agreement, which breach is not cured within 30 days after written notice thereof is provided by the Executive, (iii) the relocation of the Executive's principal place of business, without the consent of the Executive, by more than 35 miles from the Company's Los Gatos, California facility, (iv) a reduction in the Annual Salary, compensation or aggregate level of benefits provided to the Executive, (v) the failure of the Company to pay compensation and benefits when due, which is not cured promptly after demand for payment by the Executive or
(vi) failure of a successor to the Company to assume its obligations under the Agreement.

       5.3.  Termination by the Executive Other Than For Good Reason.
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       The Executive may terminate his employment on 30 days' written notice given to the Company. If the Executive terminates his employment and the termination is not covered by Section 4 or 5.2, the Executive shall receive (i) Annual Salary and other benefits earned under this Agreement but unpaid prior to the termination of the Executive's employment (but excluding any bonuses not yet paid), (ii) payment

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in respect of accrued but unused vacation time prior to the termination of the
Executive's employment and (iii) reimbursement for expenses properly incurred prior to the termination of the Executive's employment. In such event, the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder or under the MRP, except as required by law.

6.     Other Provisions.
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       6.1.  Severability. The Executive acknowledges and agrees that he has had
             ------------
an opportunity to seek advice of counsel in connection with this Agreement. If it is determined that any of the provisions of this Agreement, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

       6.2.  Dispute Resolution.
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             (a)   Any and all claims, disputes, and controversies between the
Executive and the Company with respect to interpretation, construction, breach, enforceability, and/or enforcement of the terms and provisions of this Agreement (a "Dispute") shall be finally resolved as provided in this Section 6.2 by binding arbitration. Arbitration shall be the exclusive means for determination of all matters as above provided, and neither party shall otherwise institute any action or proceeding in any court of law or equity, state or federal, other than respecting enforcement of the arbitrator's decision or award hereunder. The foregoing shall be a bona fide defense in any action or proceeding where the matter in dispute was to be arbitrated or is being arbitrated pursuant to this Agreement.

             (b) The Company (or its successor in interest) or the Executive shall have the right to submit a Dispute to arbitration, by delivery to the other, by certified mail, of a written notice and demand for arbitration of such Dispute. Arbitration shall be by the American Arbitration Association (the "AAA") in accordance with its Rules applicable to such Disputes (the "Rules"), by a neutral and impartial arbitrator acceptable to the Company and the Executive. If such an arbitrator has not been selected by the Company and the Executive within sixty days after AAA first provides a list of eligible arbitrators, or within thirty days after the occurrence of a vacancy, a neutral and impartial arbitrator shall be selected and appointed by AAA, in accordance with its Rules. Unless otherwise required under applicable law, the arbitration proceedings shall be conducted in Santa Clara county or another location mutually agreed to by the parties, and the procedural rules of the place of arbitration shall apply. Each party shall be entitled to be represented by legal counsel.

             (c) The arbitration proceedings (including discovery and the giving of testimony) shall be conducted in strictest confidence pursuant to a confidentiality agreement signed by the parties and devised to protect the confidentiality of and valuable rights of the Company in the Confidential Information (as defined in that certain Confidential Information and Invention Assignment Agreement between the Company and Executive) and trade secrets as well as the confidentiality of any other confidential information included in such proceedings. The arbitrator shall have the power and authority to make such decisions and awards as he or she deems appropriate, consistent with applicable law. To the extent applicable law sets particular requirements for the conduct of such arbitration proceedings, such as, any with respect to discovery, cross-examination, testimony, or availability of rights and remedies, the arbitration proceedings shall be conducted in compliance with those requirements.

             (d) Subject to applicable law, the arbitrator may grant compensatory damages and costs to the prevailing party (but not punitive or exemplary damages and attorneys' fees and costs related to punitive or exemplary damages) and injunctions that he or she may deem necessary or advisable directed to or against a party, including a direction or order requiring specific performance of any covenant, agreement or provision of this Agreement as a result of a breach or threatened breach. Any

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decision or award of the arbitrator shall be final, binding, and conclusive upon the parties and said decision and award may be entered as a final judgment in any court of competent jurisdiction.

             (e) Subject to the foregoing, the costs of conducting the arbitration shall be borne equally by the parties, except that each party shall bear its own attorneys fees and costs.

       6.3.  Notices.  Any notice or other communication required or permitted
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hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails as follows:

                    (i)     If to the Company, to:

                            Efficient Networks, Inc.
                            4849 Alpha Road
                            Dallas, Texas  75244
                            Attention:  Board of Directors

                            with a copy to:

                            Siemens Corporation
                            153 East 53rd Street
                            New York, NY  10022
                            Attention: General Counsel

                    (ii)    If to the Executive, to his attention at:

                            560 Patrick Way
                            Los Altos, CA  94022

Any such person may by notice given in accordance with this Section 6.3 to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

       6.4.  Entire Agreement.  Other than with respect to that certain
             ----------------
Confidential Information and Invention Assignment Agreement between the Company and the Executive, as they may be amended from time to time, which agreements shall survive in their entirety without regard to this Agreement, this Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, including, without limitation, the agreement between the Company and the Executive, dated February 1, 2000.

       6.5.  Waivers and Amendments.  This Agreement may be amended, superseded,
             ----------------------
canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

       6.6.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
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ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES
OF CONFLICTS OF LAW.

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       6.7.   Assignment.  This Agreement, and the Executive's rights and
              ----------
obligations hereunder, may not be assigned by the Executive; any purported assignment by the Executive in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company's assets or business, whether by merger, consolidation or otherwise, the Company may assign this Agreement and its rights hereunder.

       6.8.   Withholding.  The Company shall be entitled to withhold from any
              -----------
payments or deemed payments any amount of tax withholding required by law.

       6.9.   Binding Effect. This Agreement shall be binding upon and inure to
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the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

       6.10.  Counterparts. This Agreement may be executed by the parties hereto
              ------------
in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

       6.11.  Survival.  Anything contained in this Agreement to the contrary
              --------
notwithstanding, the provisions of Sections 6.2, 6.3 and 6.8, as well as the agreements and covenants set forth in that certain Confidential Information and Invention Assignment Agreement, and the other provisions of this Section 6 (to the extent necessary to effectuate the survival of Sections 6.2, 6.3 and 6.8), shall survive termination of this Agreement and any termination of the Executive's employment hereunder.

       6.12.  Non-Disparagement.  For one year following his termination of
              -----------------
employment, the Executive shall not publish any statement or make any statement under circumstances reasonably likely to become public that is critical of the Company or any of its affiliates, or in any way adversely affecting or otherwise maligning the Company's business or the reputation of the Company or any of its affiliates. During such period, the Company shall not publish any statement or make any statement under circumstances reasonably likely to become public that is critical of the Executive, or in any way adversely affects or otherwise maligns the Executive's reputation.

       6.13.  Existing Agreements. The Executive represents to the Company that
              -------------------
he is not subject or a party to any employment or consulting agreement, non-competition covenant or other agreement, covenant or understanding which might prohibit him from executing this Agreement or limit his ability to fulfill his responsibilities hereunder.

       6.14.  Headings. The headings in this Agreement are for reference only
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and shall not affect the interpretation of this Agreement.

       6.15.  Effective Date. Notwithstanding anything to the contrary herein,
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this Agreement shall become effective only upon the Effective Time (as defined in the Merger Agreement), and this Agreement shall automatically be void upon any termination of the Merger Agreement prior to the Effective Time.



                        [signatures on following page]

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     IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

                                        EFFICIENT NETWORKS, INC.

                                        By: /s/ Mark Floyd
                                           ------------------------------------
                                        Name:   Mark Floyd
                                        Title:  Chairman of the Board



                                        By: /s/ Kenneth M. Siegel
                                           ------------------------------------
                                                Kenneth M. Siegel
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                                                                      Schedule 1



                     Employee Incentive Retention Programs
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MRP
---

Vesting: MRP awards will vest in two equal tranches on the six month and the one year anniversary of the Effective Time of the Merger (the "Payment Dates").

Payment: MRP awards will generally become payable on the two respective Payment Dates. Special provisions regarding the treatment of MRP awards upon early termination of employment are set forth in the Employment Agreement.



          The foregoing is a summary of the terms of the program, which will be set forth in the governing plan document to be adopted by the Board. The plan document will contain additional terms and conditions regarding the payment of awards under the program.